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Exhibit (a)(1)(vi)

        Offer to Purchase

by

PHH Corporation

for an Aggregate Purchase Price of

up to $266 Million of Shares of its Common Stock

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

August 11, 2017

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated August 11, 2017 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), by PHH Corporation, a Maryland corporation ("PHH" or the "Company"), to purchase shares of its common stock, par value $0.01 per share (the "Shares") for an aggregate purchase price of up to $266 million in cash pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $14.25 per Share nor less than $13.45 per Share ("Auction Tenders"), or (ii) purchase price tenders pursuant to which stockholders indicate they are willing to sell their Shares to the Company at the Purchase Price determined in the Offer ("Purchase Price Tenders"), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. Capitalized terms used in this letter but not defined herein have the meanings given in the enclosed Offer to Purchase.

        Promptly after the Expiration Date, the Company will, upon the terms and subject to the conditions of the Offer, determine the Purchase Price, which will not be greater than $14.25 per Share nor less than $13.45 per Share, that the Company will pay for Shares properly tendered in the Offer and not properly withdrawn, taking into account the number of Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by stockholders tendering Shares pursuant to Auction Tenders. The Purchase Price will be the lowest price per Share of not more than $14.25 per Share and not less than $13.45 per Share at which Shares have been tendered or have been deemed to be tendered in the Offer that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $266 million. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $13.45 per Share (which is the minimum price per Share under the Offer) for purposes of determining the Purchase Price.

        Subject to the conditions of the Offer, only Shares properly tendered, or deemed to be tendered, at prices at or below the Purchase Price and not properly withdrawn will be eligible for purchase in the Offer. Shares tendered but not purchased pursuant to the Offer will be returned to the tendering stockholders promptly following the Expiration Date.

        All Shares purchased in the Offer will be purchased at the Purchase Price regardless of whether they were tendered at a lower price than the Purchase Price. However, because of the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if Shares are properly tendered and not properly withdrawn at or below the Purchase Price having an aggregate purchase price greater than $266 million. In accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC"), the Company may, without amending or extending the Offer, increase the amount of Shares accepted for payment in the Offer by no more than 2% of the number of our issued and outstanding

Shares, thereby increasing the aggregate purchase price of Shares to be purchased in the Offer. See Sections 1 and 3 of the Offer to Purchase.

        Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $266 million, the Company will proceed as follows: (i) first, the Company will purchase all Shares tendered from any holder of "odd lots" of less than 100 Shares who (A) properly tender all of their Shares at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date (tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference) and (B) completes the section entitled "Odd Lots" in the Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as such term is defined in the Offer to Purchase), and, if applicable, in the Notice of Guaranteed Delivery; (ii) second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, the Company will purchase Shares from all stockholders who properly tendered and did not properly withdraw prior to the Expiration Date at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid the purchases of fractional Shares (except for stockholders who tendered Shares conditionally for which the condition was not satisfied), until the Company has purchased Shares resulting in an aggregate purchase price of $266 million; and (iii) third, only if necessary to permit the Company to purchase Shares resulting in an aggregate purchase price of $266 million, the Company will purchase Shares from holders who properly tender Shares and do not properly withdraw them prior to the Expiration Date at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares prior to the Expiration Date. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

        Because of the "odd lot" priority, proration and conditional tender provisions described above, the Company may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price (including by making a Purchase Price Tender). See Section 1 of the Offer to Purchase.

        The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

        We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. Questions and requests for assistance relating to the procedures for tendering Shares may be directed to MacKenzie Partners, Inc., the information agent for the Offer, at its address and telephone numbers listed on the back cover of the Offer to Purchase.

        Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

          1.     You may tender your Shares as an Auction Tender at a price, not greater than $14.25 nor less than $13.45, in increments of $0.05, as indicated in the attached Instruction Form, to be used in determining the price per share, net to you in cash, less any applicable withholding taxes and without interest. Alternatively, you may tender your Shares as a Purchase Price Tender whereby you agree to tender your Shares at the Purchase Price determined pursuant to the Offer.

          2.     You are urged to consult with your investment or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

          3.     The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to certain terms and conditions as set forth in the

  Offer to Purchase. In the event such a condition is triggered, the Company may waive, in its sole discretion, the condition to the Offer.

          4.     The Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on September 8, 2017, unless the Offer is extended or withdrawn.

          5.     Except as set forth in Section 5 of the Offer to Purchase, the Company will pay all stock transfer taxes or stamp duties on its purchase of Shares pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

          6.     If you wish to tender different Shares at different prices, you must complete a separate Instruction Form for each price to be used in determining each price at which you wish to tender Shares. We must submit separate Letters of Transmittal or Agent's Message on your behalf for each price at which you are tendering Shares. The same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

          7.     If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase), you may instruct us to tender on your behalf all of the Shares that you own at any price within the ermitted price range prior to the Expiration Date, and you check the box captioned "Odd Lots" on the attached Instruction Form, and the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares tendered at or below the Purchase Price for payment before any proration of the purchase of other tendered Shares.

          8.     If you wish to tender Shares subject to the condition that all or a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned "Conditional Tender" in the attached Instruction Form.

          9.     If you wish to tender Shares, you should complete, sign and return to us an Internal Revenue Service ("IRS") Form W-9 (or such other IRS form as may be applicable) in order to avoid U.S. federal backup withholding tax on the gross proceeds paid to you pursuant to the Offer. See Instruction 10 of the Letter of Transmittal for further information.

        If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

        If you authorize us to tender your Shares, we will tender all your Shares held by us unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on September 8, 2017, unless the Offer is extended or withdrawn.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any state in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that state. In any U.S. state where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such U.S. state.

        WHILE THE COMPANY'S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT MADE AND IS NOT MAKING, AND NONE OF THE COMPANY, THE COMPANY'S AFFILIATES OR SUBSIDIARIES, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY (EACH AS DEFINED IN THE OFFER TO PURCHASE) HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR

REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE.

        WE HAVE BEEN ADVISED THAT CERTAIN OF THE COMPANY'S DIRECTORS INTEND TO TENDER SHARES IN THE OFFER. THE COMPANY'S EXECUTIVE OFFICERS, HOWEVER, HAVE INFORMED THE COMPANY THAT THEY DO NOT INTEND TO TENDER SHARES IN THE OFFER. AS A RESULT, THE OFFER WILL INCREASE THE RESPECTIVE PROPORTIONAL HOLDINGS OF THE SHARES OF OUR EXECUTIVE OFFICERS.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase

by

PHH Corporation

for an Aggregate Purchase Price of

Up to $266 Million of its Common Stock

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 11, 2017 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), by PHH Corporation, a Maryland corporation (the "Company"), for an aggregate purchase price of up to $266 million in cash pursuant$ of shares of its common stock, par value $0.01 per share (the "Shares"), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $14.25 per Share nor less than $13.45 per Share ("Auction Tenders"), or (ii) purchase price tenders pursuant to which stockholders indicate they are willing to sell their Shares to the Company at the Purchase Price determined in the Offer ("Purchase Price Tenders"), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. Capitalized terms used in this letter but not defined herein have the meanings given in the enclosed Offer to Purchase.

        Promptly after the Expiration Date, the Company will, upon the terms and subject to the conditions of the Offer, determine the Purchase Price, which will not be greater than $14.25 per Share nor less than $13.45 per Share, that the Company will pay for Shares properly tendered in the Offer and not properly withdrawn, taking into account the number of Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by stockholders tendering Shares pursuant to Auction Tenders. The Purchase Price will be the lowest price per Share of not more than $14.25 per Share and not less than $13.45 per Share at which Shares have been tendered or have been deemed to be tendered in the Offer that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $266 million. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $13.45 per Share (which is the minimum price per Share under the Offer) for purposes of determining the Purchase Price. Shares properly tendered pursuant to an Auction Tender will only be eligible for purchase if the price specified in the Auction Tender is equal to or less than the Purchase Price. Shares tendered but not purchased pursuant to the Offer will be returned to the tendering stockholders promptly following the Expiration Date.

        The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

        In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; (5) any foreign exchange obligations triggered by the undersigned's tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

        Number of Shares to be tendered by you for the account of the undersigned:              Shares. Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

          (1)   AUCTION TENDER PRICE: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Purchase Price Tender," the undersigned is indicating the price (in dollars) per Share at which Shares are being tendered, such price to be no greater than $14.25 per Share nor less than $13.45 per share. This election could mean that none of the Shares being tendered hereby will be purchased if the price checked below is higher than the Purchase Price, as determined pursuant to the Offer to Purchase. A STOCKHOLDER WHO WISHES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL DELIVERY FOR EACH PRICE TO BE USED IN DETERMINING EACH PRICE AT WHICH SHARES ARE BEING TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

☐ $14.25	☐ $14.20	☐ $14.15
☐ $14.10	☐ $14.05	☐ $14.00
☐ $13.95	☐ $13.90	☐ $13.85
☐ $13.80	☐ $13.75	☐ $13.70
☐ $13.65	☐ $13.60	☐ $13.55
☐ $13.50	☐ $13.45

OR

          (2)   SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

☐    By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER "Auction Price Tender: Price (in Dollars) per Share at Which Shares Are Being Tendered," the undersigned is tendering Shares and is willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Shares being tendered hereby pursuant to the Offer (subject to the provisions relating to "odd lots" priority, proration and conditional tender). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PURCHASE PRICE OF $13.45 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal)

        CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

 ODD LOTS
(See Section 1 of the Offer to Purchase and Instruction 15 of the Letter of Transmittal)

        To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

        The undersigned either (check one box):

        ☐ is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

        ☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

        In addition, the undersigned is tendering Shares either (check one box):

        ☐ at the purchase price as shall be determined by PHH in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share); or

        ☐ at the price per Share indicated above under the caption "Shares Tendered at Price Determined by Stockholder" in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered."

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Instruction 14 of the Letter of Transmittal)

        A tendering stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder's Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares indicated below is purchased by PHH pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and PHH urges stockholders to read carefully Section 13 of the Offer to Purchase and consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

        ☐ The minimum number of Shares that must be purchased, if any are purchased, is:             Shares.

        If, because of proration, the minimum number of Shares designated will not be purchased, PHH may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

        ☐ The tendered Shares represent all Shares held by the undersigned.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Dated:	, 2017

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  Exhibit (a)(1)(vi)
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX)
ODD LOTS (See Section 1 of the Offer to Purchase and Instruction 15 of the Letter of Transmittal)
CONDITIONAL TENDER (See Section 6 of the Offer to Purchase and Instruction 14 of the Letter of Transmittal)